United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

May 24, 2013

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 24, 2013, we entered into three different loan transactions with an “accredited investor”, one of our board members and a shareholder, Todd Hackett.

Mr. Hackett financed a long term Convertible Promissory Note, payable with interest at 8% per annum in the amount of $95,000, convertible into shares of common stock of the Company at a price of $0.0325 per share, which represents a 20% discount from the market price as of the date of the note. The note is due thirty six months from the date of the note in cash on or before May 24, 2016. The note has a security interest in those assets of Borrower designated as fixed assets on the financial statements of Borrower for the fiscal year ended March 31, 2013, and a security interest (the “IP Security Interest”) in all intellectual property owned by the Borrower. The IP Security Interest granted under this Note shall be, and be deemed to be, subordinated to any prior security interests granted prior to the date of this note by the Borrower in any or all Intellectual Property under any note obligations in favor of any one or more lenders to the Borrower.

In addition, Mr. Hackett financed a 12% Convertible Promissory Note in the amount of $100,000, convertible into shares of common stock of the Company, at a price of $0.0325 per share, which represents a 20% discount from the market price as of the date of the note. The note is due ninety days from the date of the note on or before August 24, 2013. If the Lender does not decide to convert the note after 60 days from the date of the note, the Borrower must amend the note and secure the $100,000 with unsecured accounts receivable or customer purchase orders from its customers (to be determined) as collateral. Due to the company’s inability to secure the promissory note until its maturity, Mr. Hackett elected to convert the Promissory Note along with all accrued interest effective July 24, 2013 into 3,138,630 shares.

The third loan transaction Mr. Hackett financed was a short term Promissory Note in the amount of $150,000, payable with interest at 12% per annum, in cash on or before August 24, 2013.  The Promissory Note is secured by several customer Purchase Orders in the amount of $150,229,  in which the Company has structured to pay back $0.50 for every $1.00 received from the customer purchase order, in which for the remaining $0.50 outstanding, the Company would re-secured with new customer purchase orders (to be determined). The loan proceeds will be utilized to support the fulfillment of the orders pledged as well as finance operations for a short term.

These securities were offered and sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant Section 4(2) thereof.

Item 9.01 Financial Statements and Exhibit

(d)

Exhibit No.

Exhibit Description

10.1

 Convertible Promissory Note 1

10.2

Convertible Promissory Note 2

10.3

Promissory Note 3

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	July 31,2013	By:	/s/ Robert O. Grover
Robert O. Grover
CEO

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